Exhibit 99.1

News

Cephalon Contacts	Cephalon Europe
Media: Robert Grupp	Marie-Dominique de la Salle
+1-610-738-6402	+33 (1) 49 81 82 48
rgrupp@cephalon.com	mddelasalle@cephalon.fr

Investors: Chip Merritt	Zeneus Pharma Contact
+1-610-738-6376	Steven Harris
cmerritt@cephalon.com	+44 (0) 1865-784821

For Immediate Release

Cephalon, Inc. Announces Agreement to Acquire Zeneus Holdings Limited

 Transaction Opens European Oncology Market for Cephalon;

Creates Additional Direct Presence in Europe’s Five Major Markets

Frazer, Pa and Oxford, UK – December 6, 2005 – Cephalon, Inc. (Nasdaq: CEPH) and Zeneus Holdings Limited announced today that the companies have signed a definitive purchase agreement under which Cephalon, Inc. will acquire all of the outstanding share capital of Zeneus Holdings for approximately $360 million in cash. Zeneus Holdings is the parent company of Zeneus Pharma Limited. The transaction is expected to close no later than early in the first quarter of 2006. Cephalon expects the transaction to generate approximately $100 million in additional sales next year and to be neutral to earnings in 2006 and accretive to earnings thereafter.

The transaction will accelerate Cephalon’s entry into the European oncology market with several commercialized products, including Myocet® (liposomal doxorubicin), a cardio-protective chemotherapy agent used to treat late-stage breast cancer; Targretin® (bexarotene), a treatment for cutaneous T-cell lymphoma; and Abelcet® (amphotericin B lipid complex), an anti-fungal treatment. Zeneus has 12 other marketed products as well as several investigational compounds in early- or late-stage development.

With this acquisition, Cephalon will add offices in Spain and Italy and bolster its existing presence in France, Germany and the United Kingdom – which represent Europe’s five largest pharmaceutical markets. This transaction will add approximately 245 Zeneus Pharma employees to Cephalon Europe, including 170 sales and marketing professionals working across 18 countries. Cephalon also will add offices in countries in Benelux, Scandinavia, and Northern, Central and Eastern Europe when the transaction closes.

Zeneus Holdings is a privately held company backed by funds advised by Apax Partners, a leading private equity investment group. Zeneus Holdings will operate as a wholly owned subsidiary of Cephalon, Inc.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

 “This agreement will significantly expand our product portfolio in Europe and is consistent with our strategy and recent transactions in the United States that create a platform from which we will grow our oncology business,” said Frank Baldino, Jr., Ph.D., Chairman and CEO of Cephalon. “Zeneus Pharma is an excellent strategic fit for our company.”

Alain Aragues, President of Cephalon Europe, said, “Zeneus will establish a broader, direct commercial presence for Cephalon in all five major European markets. In addition to the products, we will add pan-European capabilities in product registration, clinical research and development, sales and marketing. This transaction also provides access to the Spanish and Italian markets and the broad geographic infrastructure necessary to continue growing our European business.”

Steven Harris, CEO of Zeneus Pharma, said, “This transaction highlights the quality of the Zeneus product portfolio and the strength of its European marketing infrastructure. Since formation of Zeneus in early 2004, we have created significant value in the business. This combination with Cephalon is compelling and will create a major pharmaceutical force in Europe.”

N M Rothschild & Sons Limited acted as financial advisor to Cephalon in this transaction.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs approximately 2,500 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

The company currently markets four proprietary products in the United States: PROVIGIL® (modafinil) [C-IV], GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and TRISENOX® (arsenic trioxide) injection, and more than 20 products internationally. Full prescribing information for all U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

Cephalon Europe

Cephalon Europe currently employs approximately 615 people. It markets more than 20 pharmaceutical products such as ACTIQ® for cancer pain; GABITRIL® for seizures associated with epilepsy; modafinil under the brand names PROVIGIL®, MODIODAL® and VIGIL® for excessive sleepiness associated with multiple disorders; SPASFON®, an antispasmodic; and OTRASEL®/ZELAPAR® for Parkinson’s disease. Cephalon’s European headquarters are located in Maisons-Alfort, France. Other European sites include manufacturing plants in Mitry-Mory and Nevers, France, and offices in Maisons-Alfort, Guildford, England, and Martinsried, Germany.

Zeneus Pharma Limited

Zeneus Pharma is a European biopharmaceutical company with substantial clinical, regulatory, sales and marketing operations in Europe with worldwide sales through partner agreements. Zeneus Pharma has a broad portfolio of specialist marketed products currently focused on oncology and critical care.

The company’s European sales force, which has a direct presence in 16 countries and an indirect presence in others, sells to specialist doctors in hospitals and other healthcare centers. Zeneus Pharma’s sales and marketing force, together with the company’s other core competencies in clinical development and regulatory affairs, provide a window on Europe for U.S. and other pharmaceutical and biotechnology companies that require a strong European partner.

Zeneus Pharma is a privately held European biopharmaceutical company backed by Funds advised by Apax Partners.

* * *

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding the acquisition of Zeneus Holdings Limited, including the timing of the expected closing of the transaction and the potential impact the acquisition, if consummated, may have on 2006 sales and earnings, Cephalon’s entry into the European oncology market, its pan-European capabilities and, more generally, the future growth of Cephalon’s European business; anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

# # #